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SI INTERNATIONAL, INC.

(a Delaware corporation)

    •    Shares of Common Stock

UNDERWRITING AGREEMENT

Dated:    •    , 2002

Table of Contents

		Page
SECTION 1.	Representations and Warranties	6
SECTION 2.	Sale and Delivery to Underwriters; Closing	22
SECTION 3.	Covenants of the Company	24
SECTION 4.	Payment of Expenses	27
SECTION 5.	Conditions of Underwriters' Obligations	29
SECTION 6.	Indemnification	35
SECTION 7.	Contribution	38
SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	40
SECTION 9.	Termination of Agreement	40
SECTION 10.	Default by One or More of the Underwriters	41
SECTION 11.	Notices	42
SECTION 12.	Parties	42
SECTION 13.	GOVERNING LAW AND TIME	42
SECTION 14.	Effect of Headings	42
SCHEDULES
Schedule A	— List of Underwriters	Sch A-1
Schedule B	— Pricing Information	Sch B-1
Schedule C	— List of Subsidiaries	Sch C-1
Schedule D	— List of Persons Subject to Lock-up	Sch D-1
Schedule E	— List of Sellers and Number of Initial Securities to be Sold	Sch E-1
Schedule F	— Number of Option Securities Which may be Sold	Sch F-1
EXHIBITS
Exhibit A	— Form of Opinion of Shaw Pittman LLP	A-1
Exhibit B-1	— Form of Lock-up Letter	B-1-1
Exhibit B-2	— Form of L.L.C. Lock-up Letter	B-2-1
Exhibit C	— Form of Opinion of Selling Shareholders' Counsel	C-1
Exhibit D	— Form of Opinion of Special Colorado Counsel	D-1

i

SI INTERNATIONAL, INC.
(a Delaware corporation)
• Shares of Common Stock
(Par Value $0.01 Per Share)

UNDERWRITING AGREEMENT

        • , 2002

Wachovia Securities, Inc.
Legg Mason Wood Walker, Incorporated
BB&T Capital Markets, a division of
    Scott & Stringfellow, Inc.
As Representatives of the several Underwriters
c/o Wachovia Securities, Inc.
7 St. Paul Street Baltimore, Maryland 21202

Ladies and Gentlemen:

        SI International, Inc., a Delaware corporation (the "Company"), and each of the shareholders of the Company named on Schedule E hereto (collectively, the "Selling Shareholders" and each a "Selling Shareholder") confirm their respective agreements with Wachovia Securities, Inc. ("Wachovia") and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wachovia Securities, Inc., Legg Mason Wood Walker, Incorporated and BB&T Capital Markets, a division of Scott & Stringfellow, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.01 per share, of the Company ("Common Stock") set forth in Schedules E and A hereto, respectively, and with respect to the grant by the Company and the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of    •    additional shares of Common Stock to cover over-allotments, if any. The aforesaid    •    shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the    •    shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

        The Company has prior to the date of this Agreement entered into the Credit Agreement dated as of March 9, 2000, as amended, if applicable, among the Company, SI International, L.L.C., a Delaware limited liability company ("Holdings"), Banc of America Commercial Finance Corporation ("BACF"), as agent, and the other parties thereto (the "Existing Credit Agreement," which term, as used herein, includes any promissory notes, pledge agreements, security agreements, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries (including, without limitation, SI International Telecom Corporation, a Delaware corporation ("Telecom"), or any of its subsidiaries) in connection therewith, in each case together with any and all amendments, supplements or modifications thereof). In connection with the transactions contemplated by this Agreement the Company will, concurrently with the purchase of the Initial Securities by the Underwriters under this Agreement, enter into a new $50 million Credit Agreement with Wachovia Bank, National Association, as administrative agent, and the other parties thereto (the "New Credit Agreement," which term, as used herein, includes any promissory notes, pledge agreements, security agreements, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith, in each case together with any and all amendments, supplements or modifications thereof), and will contemporaneously repay all outstanding borrowings under the Existing Credit Agreement with a portion of the net proceeds from the sale of the Securities by the Company to the Underwriters pursuant to this Agreement and will replace all outstanding letters of credit under the Existing Credit

Agreement with letters of credit under the New Credit Agreement, and the Existing Credit Agreement will be terminated.

        In addition:

          (a)  prior to the date of this Agreement, the Company entered into a written agreement (the "Cashless Exercise Agreement") with the holder of certain warrants (the "Shufro Warrants") to purchase capital stock of the Company and of Telecom pursuant to which such holder agreed to effect the cashless exercise (the "Cashless Exercise") of the Shufro Warrants immediately following the Telecom Merger (as defined below) and a written agreement (the "Warrant Exchange Agreement" and, together with the Cashless Exercise Agreement, the "Exchange Agreements") with the holder of all other warrants (the "BofA Warrants" and, together with the Shufro Warrants, the "Warrants") to purchase capital stock of the Company or Telecom which are outstanding or which were or will be issued (whether in connection with the Telecom Transactions (as defined below) or otherwise) at or prior to the purchase of the Initial Securities by the Underwriters under this Agreement pursuant to which such holder has agreed to sell to the Company and the Company has agreed to purchase from such holder all of the BofA Warrants prior to or concurrently with the purchase of the Initial Securities by the Underwriters pursuant to this Agreement (the "Warrant Purchase");

          (b)  prior to the date of this Agreement, the Company obtained from the lenders party to the Existing Credit Agreement all such written waivers and releases (collectively, the "Bank Waivers") as are necessary to permit the Company to enter into this Agreement and to effect the other transactions contemplated by this Agreement and to waive and release any and all security interests, pledges, mortgages and other liens created under or pursuant to the Existing Credit Agreement on any Securities that are to be sold to the Underwriters pursuant to this Agreement;

          (c)  prior to the date of this Agreement and pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among the Company, a wholly-owned subsidiary of the Company and Telecom, Telecom was merged with such wholly-owned subsidiary of the Company, with Telecom surviving such merger as a wholly-owned subsidiary of the Company (the "Telecom Merger"), all outstanding shares of capital stock of Telecom were converted into shares of Common Stock (or, in the case of shares of Telecom's 12% Junior Preferred Stock held by a subsidiary of the Company, were converted into shares of preferred stock of Telecom that were issued to such subsidiary), all outstanding warrants and options to purchase capital stock of Telecom were exchanged for, converted into or replaced with options and warrants, respectively, to purchase Common Stock, all other purchase rights, subscription rights, conversion rights, exchange rights or other contracts, commitments or agreement that could have required Telecom to issue, sell or otherwise cause to become outstanding any of its capital stock were terminated, and the Telecom Documents (as defined below) were terminated (the Telecom Merger and other transactions described in this clause (c) are hereinafter called, collectively, the "Telecom Transactions");

          (d)  prior to the purchase of the Initial Securities by the Underwriters under this Agreement, the Company will issue shares of Common Stock in exchange for all of the issued and outstanding shares of its preferred stock (the "Preferred Stock Exchange") pursuant to an Exchange Agreement (the "Exchange Agreement") between the Company and Holdings and the effective time for such Preferred Stock Exchange will be deemed to be immediately prior to the Registration Statement (as defined below) being declared effective by the Commission;

          (e)  immediately after the Preferred Stock Exchange and prior to the purchase of the Initial Securities by the Underwriters under this Agreement, the Company shall effect a     •    -for-one reverse split of its Common Stock (the "Reverse Split");

          (f)    subsequent to the Preferred Stock Exchange and the Reverse Split and prior to the purchase of the Initial Securities by the Underwriters under this Agreement, all capital stock of the Company then held by Holdings will be distributed to the Selling Shareholders and the other members of Holdings, except that Holdings will retain approximately     •    shares (calculated after giving effect to the Reverse Split) of Common Stock (collectively, the "Holdings Transactions"), and the effective time for such distribution will be deemed to be immediately prior to the Registration Statement being declared effective by the Commission;

          (g)  prior to the date of this Agreement, the Company obtained all such written consents, waivers and agreements as are necessary (whether pursuant to any of the Company Documents or Telecom Documents or otherwise) (i) to cause Sections 4(A) and 9(G) of the Company SPA to cease to be effective (such cessation to be effective prior to the purchase of the Initial Securities by the Underwriters pursuant to this Agreement) for so long as the Company is subject to the periodic reporting requirements of the 1934 Act (as defined below) and continues to comply with such requirements and promptly provides to each Qualified Holder (as defined in the Company SPA) all reports and other materials filed by the Company with the Commission pursuant to the periodic reporting requirements of the 1934 Act, (ii) to terminate (such termination to be effective immediately prior to the purchase of the Initial Securities by the Underwriters pursuant to this Agreement) Sections 4(C), 4(D), 4(H) and 7 of the Company SPA, (iii) to terminate Sections 4, 7 and 9(G) of the Telecom SPA (as defined below), (iv) to waive all rights of first refusal, preemptive rights and other similar rights which would otherwise be applicable to the sale of any of the Securities to the Underwriters pursuant to this Agreement or to the Telecom Transactions, Preferred Stock Exchange or Holdings Transactions, (v) to permit the Company to execute, deliver and perform its obligations under this Agreement and to effect the Holding Transactions, Telecom Transactions, Preferred Stock Exchange, Reverse Split, Cashless Exercise and Warrant Purchase and (vi) to waive any rights of any person or entity (other than the Selling Shareholders) to register any securities pursuant to the Registration Statement (as defined below), to include any securities in the offering contemplated by this Agreement or to sell any securities as part of the sale of Securities pursuant to this Agreement (including, without limitation, any piggyback registration rights and any "tag-along" rights) (the written consents, waivers and agreements referred to in this paragraph are hereinafter called the "Waivers and Agreements"); and

          (h)  prior to the date of this Agreement, the holder of the Shufro Warrants effected the Cashless Exercise and the Company issued shares of its Common Stock upon such Cashless Exercise and, contemporaneously with the purchase of the Initial Securities by the Underwriters under this Agreement, the Company shall consummate the Warrant Purchase.

        As used in this Agreement, the following terms have the meanings specified below:

          (1)  "Company SPA" means the Stock Purchase Agreement dated as of October 29, 1998 among the Company, Holdings or the other parties thereto, as the same may have been or may hereafter be amended, restated, supplemented or modified;

          (2)  "Company RRA" means the Registration Rights Agreement dated as of October 29, 1998 among the Company, Holdings, and the other parties thereto, as the same may have been or may hereafter be amended, restated, supplemented or modified;

          (3)  "Company Stockholders Agreement" means the Stockholders Agreement dated as of July 9, 1999 among the Company, Holdings and the other parties thereto, as the same may have been or may hereafter be amended, restated, supplemented or modified;

          (4)  "Company Warrant Agreement" means the Amended and Restated Warrantholders Rights Agreement dated as of December 29, 2000 among the Company, Holdings and the other parties thereto, as the same may have been or may hereafter be amended, restated, supplemented or modified, together with any and all warrants issued pursuant thereto or in connection therewith;

          (5)  "Company Documents" means, collectively, the Company SPA, the Company RRA, the Company Stockholders Agreement, the Company Warrant Agreement, the Existing Credit Agreement, the New Credit Agreement, the Exchange Agreements and the Merger Agreement;

          (6)  "Telecom SPA" means the Stock Purchase Agreement dated as of December 29, 2000 between Telecom, Holdings, and the other parties thereto, as the same may have been or may hereafter be amended, restated, supplemented or modified;

          (7)  "Telecom RRA" means the Registration Rights Agreement dated as of December 29, 2000 among Telecom, Holdings and other parties thereto, as the same may have been or may hereafter be amended, restated, supplemented or modified;

          (8)  "Telecom Stockholders Agreement" means the Stockholders Agreement dated as of December 31, 2000 among Telecom, Holdings and the other parties thereto, as the same may have been or may hereafter be amended, restated, supplemented or modified;

          (9)  "Telecom Warrant Agreement" means the Warrantholders Rights Agreement date as of December 29, 2000 among Telecom, Holdings and the other parties thereto, as the same may have been or may hereafter be amended, restated, supplemented or modified, together with any and all warrants issued pursuant thereto or in connection therewith; and

          (10) "Telecom Documents" means, collectively, the Telecom SPA, the Telecom RRA, the Telecom Stockholders Agreement and the Telecom Warrant Agreement.

        For purposes of this Agreement, all references to "subsidiaries" of the Company shall be deemed to include Telecom and its subsidiaries; all references to "shareholders", "stockholders", "securityholders" or "holders of capital stock" of the Company and all similar references shall be deemed to include all persons who are or will become holders of capital stock, options, warrants or other securities issued or to be issued by the Company pursuant to the Telecom Transactions, Reverse Split, Preferred Stock Exchange or Holdings Transactions; and all references to the "Company" shall be deemed to include Statistica, Inc., the Company's predecessor for financial reporting purposes.

        The purchase of the Initial Securities by the Underwriters pursuant to this Agreement is conditioned upon, among other things, the prior consummation of the Holdings Transactions, Telecom Transactions, Preferred Stock Exchange, Reverse Split and Cashless Exercise, the prior effectiveness of the Agreements and Waivers, and the contemporaneous consummation of the Warrant Purchase, effectiveness of the New Credit Agreement and termination of the Existing Credit Agreement.

        The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

        The Company, the Selling Shareholders and the Underwriters agree that up to    •    of the Initial Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain employees of the Company, certain family members of those employees and certain friends of the Company ("Reserved Security Offerees") as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that any such Reserved Securities are not orally confirmed for purchase by any such Reserved Security Offeree within 24 hours after the time the offering contemplated by this Agreement is priced, such Reserved Securities may, at the sole and absolute discretion of Wachovia, be offered to the public as part of the public offering contemplated hereby or offered or sold to any other Reserved Security Offeree. Anything herein to the contrary notwithstanding, to the extent that any such Reserved Securities have been reserved for sale to any Reserved Security Offeree who has been requested by the Representatives or the Company to sign a written agreement of the nature contemplated by Section 3(m) hereof but who has not signed and delivered such an agreement to the Representatives on or prior to the date of this Agreement, such Reserved Securities may, at the sole and absolute discretion of Wachovia, be offered to the public as part of the public offering contemplated hereby or offered or sold to any other Reserved Security Offeree.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-87964) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system ("EDGAR").

        SECTION 1.    Representations and Warranties.

        (a)  Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i)  Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Time (and, if any Option Securities are purchased, at the applicable Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the applicable Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Wachovia expressly for use in the Registration Statement or Prospectus.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent that such document filed pursuant to EDGAR may contain certain "tags", may omit certain graphics and may contain certain changes in format as permitted by the rules and regulations of the Commission and except to the extent otherwise permitted by Regulation S-T.

          (ii)  Independent Accountants. The accountants who certified the financial statements and supporting schedules (if any) included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii)  Financial Statements. The financial statements of the Company and of System Technology Associates, Inc., a Colorado corporation ("STA"), included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries and of STA, respectively, at the dates indicated and the results of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries and of STA, respectively, for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The financial statements of Statistica, Inc. ("Statistica") for its 1997 and 1998 fiscal years present fairly the financial position of Statistica and its consolidated subsidiaries, if any, at the dates indicated and the results of operations, changes in stockholders' equity and cash flows of Statistica and its consolidated subsidiaries, if any, for those periods, and true, complete and correct copies of such financial statements have been provided by the Company to the Representatives; and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and applied on a basis consistent with the basis used in the preparation of the Company's consolidated financial statements included in the Registration Statements and the Prospectus. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The data appearing in the Registration Statement and the Prospectus under the captions "Prospectus Summary—Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" present fairly the information shown therein and have been compiled on an accounting basis consistent with that of the audited financial statements of the Company included in the Registration Statement and the Prospectus, and the data shown under such captions as of the end of and for fiscal years 1997 and 1998 accurately reflects the information shown in the financial statements of Statistica as of and for those fiscal years. The pro forma financial data appearing in the financial statements and the notes to the financial statements included in the Registration Statement and the Prospectus and elsewhere in the Registration Statement and

  Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines (to the extent that such rules and guidelines are applicable thereto) with respect to such pro forma data and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (iv)  No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v)  Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the Commonwealth of Virginia and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (but solely in the case of jurisdictions other than the Commonwealth of Virginia) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi)  Good Standing of Subsidiaries. All subsidiaries of the Company are corporations. Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear (except for shares of such capital stock pledged to secure borrowings and other amounts owing under the New Credit Agreement as described in the Prospectus) of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto and Schedule C accurately sets forth the jurisdiction of organization of each such subsidiary and all of the jurisdictions in which each such subsidiary is required to qualify as a foreign corporation (whether by reason of the ownership or leasing of property or the conduct of business).

        (vii)  Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the line items to the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances pursuant to this Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus and except for the issuance of shares of Common Stock pursuant to the Telecom Merger and the Preferred Stock Exchange on the terms contemplated by the Prospectus); the authorized, issued and outstanding capital stock of the Company at the Closing Time and at each Date of Delivery (if any) will be as set forth in the Prospectus in the line items to the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances pursuant to this Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus); no shares of the Company's Class B common stock, par value $0.01 per share, have been issued or are outstanding; the shares of issued and outstanding capital stock of the Company (including the Initial Securities to be sold, and the Option Securities which may be sold, by the Selling Shareholders to the Underwriters under this Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights.

        (viii)  Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (ix)  Authorization and Description of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock, the Company's preferred stock, par value $0.01 per share (the "Preferred Stock"), the Company's charter and by-laws (as such charter and by-laws will be in effect as of the Closing Time) conform in all material respects to all of the respective statements relating thereto contained in the Prospectus and such statements conform to the rights set forth in the respective instruments defining the same; the Company does not have a shareholder rights plan; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities to be sold by the Company pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights.

          (x)  Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents (as defined below) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments," which term, as used herein, includes, without limitation, the Company Documents and the Telecom Documents), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the offering, issuance and sale of the Securities, the Holdings Transactions, Telecom Transactions, Preferred Stock Exchange, Reverse Split, Cashless Exercise and Warrant Purchase, and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary action, corporate or other, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments (except, solely in the case of Agreements or Instruments other than the Company Documents and the Telecom Documents, for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its

  subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations. As used herein, "Organizational Documents" means, in the case of a corporation, its charter and by-laws; in the case of a limited or general partnership, (a) its partnership certificate, certificate of formation or similar organizational document and (b) its partnership agreement; in the case of a limited liability company, (c) its articles of organization, certificate of formation or similar organizational document and (d) its operating agreement, limited liability company agreement, membership agreement or other similar agreement; in the case of a trust, its trust agreement; and, in the case of any other entity, the organizational documents of such entity; and a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

          (xi)  Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent.

        (xii)  Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

        (xiii)  Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

        (xiv)  Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

        (xv)  Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any shareholder of the Company or of Telecom or of any member or unitholder of Holdings, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the due authorization, execution and delivery of this Agreement by the Company, for the offering, issuance, sale or delivery of the Securities hereunder or for the performance by the Company of its other obligations under this Agreement, for the consummation of the Holdings Transactions, Telecom Transactions, Preferred Stock Exchange, Reverse Split, Cashless Exercise or Warrant Purchase, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by this Agreement or the Prospectus, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or such as may be required under state securities laws and except for such filings with the Secretary of State of the State of Delaware or with similar officials of any other applicable jurisdictions as are necessary in connection with the Reverse Split (which filings will have been duly made prior to the Closing Time).

        (xvi)  Possession of Licenses and Permits. The Company and its subsidiaries and their respective employees and facilities possess such permits, licenses, approvals, consents, security clearances, National Agency Checks and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company and its subsidiaries; the Company and its subsidiaries and their respective employees and facilities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

      (xvii)  Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties owned by any of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements and equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not singly or in the aggregate have a Material Adverse Effect.

      (xviii)  Compliance with Cuba Act. To the extent applicable, the Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

        (xix)  Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

        (xx)  Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

        (xxi)  Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act, except for persons entitled to registration rights under the Company RRA, all of whom have waived in writing their right to have any securities registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement.

      (xxii)  Lock-Up Agreements. Schedule D hereto contains a true, complete and correct list of all directors and executive officers of the Company (including any persons, if any, who will become directors or executive officers prior to or contemporaneously with the purchase of the Initial Securities by the Underwriters pursuant to this Agreement), each of the persons and entities listed on Schedule D hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit B-1 hereto or, in the case of Holdings, Exhibit B-2 hereto. All outstanding stock options issued by the Company and Telecom provide, and all stock options that may be issued by the Company at any time during the period commencing on the date of this Agreement through and including the date which is 180 days after the date of this Agreement (the "Lock-Up Period") will provide, in each case pursuant to written stock option agreements or similar agreements executed and delivered by the holders of such stock options, that the holders of such stock option will not effect any public sale or distribution (including sales pursuant to Rule 144 under the 1933 Act) of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the Lock-Up Period and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such restriction on transfer without the prior written consent of Wachovia; and, if any other agreement or instrument (other than this Agreement) to which the Company or any of its subsidiaries is a party or under which the Company or any of its subsidiaries has rights (including, without limitation, any registration rights agreement) contains a covenant or agreement by any holders of Common Stock or other securities of the Company not to effect any sale or other disposition thereof during all or any portion of the Lock-Up Period (or any similar restriction on transfer), then, during the Lock-Up Period or such portion thereof, as the case may be, the Company will not cause or permit any waiver, release, modification or amendment of any such covenant, agreement or similar restriction on transfer without the prior written consent of Wachovia and, if any such covenant, agreement or restriction on transfer requires that the Company or any subsidiary provide a notice or request to any such holder, the Company has caused such notice or request, as the case may be, to be duly given.

      (xxiii)  Information Provided by the Company for NASD Purposes. All of the information provided by the Company to the Underwriters or to counsel for the Underwriters in connection with letters, filings or other supplemental information provided to NASD Regulation Inc. pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct, excluding, however, written information provided to the Company by its employees and stockholders regarding the personal activities or NASD affiliations of such employees and stockholders and subsequently forwarded by the Company to the Representatives, as to which no representation or warranty is made by the Company.

      (xxiv)  Nasdaq Stock Market's National Market. The Securities have been approved for quotation on the Nasdaq Stock Market's National Market, subject to official notice of issuance.

      (xxv)  Stock Certificates. The Securities to be sold by the Selling Shareholders to the Underwriters pursuant to this Agreement are not, and, upon delivery to the Underwriters, will not be, subject to any stop transfer instructions or similar restrictions on transfer and the certificates evidencing such securities will not, upon delivery to the Underwriters, will not bear any restrictive legends.

      (xxvi)  No Right of First Refusal. Neither the Company nor any of its subsidiaries nor any stockholders of the Company or any of its subsidiaries nor, to the knowledge of the Company, any other person has any preemptive right, right of first refusal or other similar right to purchase any of the Securities to be sold by the Selling Shareholders to the Underwriters pursuant to this Agreement. Without limitation to the foregoing, the Company hereby waives any preemptive right, right of first refusal or other similar right it may have to purchase any of the Securities to be sold by the Selling Shareholders to the Underwriters pursuant to this Agreement.

    (xxvii)  New Credit Agreement. The New Credit Agreement has been duly authorized by the Company; contemporaneously with the issuance and delivery of the Initial Securities to the Underwriters pursuant to this Agreement, the New Credit Agreement will have been duly executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, the Company will have satisfied all conditions to the closing and initial extensions of credit under the New Credit Agreement or such conditions shall have been waived, all outstanding borrowings and letters of credit under the Existing Credit Agreement will have been repaid or replaced by application of the net proceeds from the sale of Securities by the Company and with letters of credit under the New Credit Agreement, respectively, and all security interests, pledges, mortgages and other liens on any collateral (including, without limitation, any Securities to be sold by the Selling Shareholders) securing borrowings and other amounts due under, or otherwise created under or pursuant to, the Existing Credit Agreement shall have been released (and, without limitation of the foregoing, appropriate termination statements under the Uniform Commercial Code have been filed in each office where a financing statement was filed in connection with any security interest, pledge or other lien created under or pursuant to, or securing borrowings or other amounts due under, the Existing Credit Agreement); and the Existing Credit Agreement shall have been terminated. The summaries in the Prospectus of certain provisions of the New Credit Agreement are and will be true, correct and complete in all material respects.

    (xxviii)  Exchange Agreements. The Cashless Exercise Agreement has been executed by the Company and the holder of all of the Shufro Warrants, the holder of the Shufro Warrants has effected the Cashless Exercise of such Warrants and the Company has issued shares of its Common Stock upon such Cashless Exercise on the terms contemplated by the Cashless Exercise Agreement and the Prospectus, and such holder has delivered the certificates evidencing the Shufro Warrants to the Company; the Warrant Exchange Agreement has been executed by the Company and the holder of all Warrants which are outstanding or which will be issued at or prior to the purchase of the Initial Securities by the Underwriters under this Agreement, the Warrant Exchange Agreement gives the Company the right to purchase all such Warrants at the Closing Time on the terms contemplated by the Prospectus and, upon the purchase of such Warrants pursuant to the Warrant Exchange Agreement at the Closing Time, such holder shall have delivered to the Company the certificates evidencing such Warrants and neither the Company nor any of its subsidiaries will have outstanding any warrants to purchase any of their capital stock.

      (xxix)  Other Transactions. All Agreements and Waivers have been obtained in writing and are in full force and effect; at or prior to the Closing Time, the Holdings Transactions, Telecom Transactions, Preferred Stock Exchange, Reverse Split and Cashless Exercise shall have been consummated on the terms contemplated by this Agreement and the Prospectus and, in connection with the Telecom Merger, there were no dissenting stockholders of Telecom and no stockholders of Telecom have exercised any appraisal or similar rights; and, contemporaneously with the purchase of the Initial Securities by the Underwriters, the Warrant Purchase shall have been consummated on the terms contemplated by this Agreement and the Prospectus.

        (xxx)  Consents of Holdings and Others. To the extent that any of the transactions contemplated by this Agreement, any of the Holdings Transactions, Telecom Transactions, the Preferred Stock Exchange, the Reverse Split or the Warrant Purchase required or require any consent, approval or waiver of Holdings or any of its members or unitholders, or of any other holders of capital stock, warrants, promissory notes or other securities of the Company or Telecom, or of BACF or any of the lenders under the Existing Credit Agreement, or of any other person or entity, the Company has obtained all such consents, approvals and waivers in writing.

      (xxxi)  Tax Matters. The Telecom Merger and the Preferred Stock Exchange constituted tax-free reorganizations pursuant to Sections 368(a)(2)(E) and 368(a)(1)(E), respectively, of the Internal Revenue Code of 1986, as amended.

        (b)  Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Closing Time and as of each Date of Delivery (if any), and agrees with each Underwriter, as follows:

            (i)  Accurate Disclosure. At the respective times the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto became or becomes effective and at the Closing Time (and, if any Option Securities are purchased, at the applicable Date of Delivery), the information relating to such Selling Shareholder (including the information with respect to such Selling Shareholder's Securities and any other shares of Common Stock or other securities of the Company which are owned or held (directly or indirectly, actually or beneficially) by such Selling Shareholder) that is set forth in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) did not and will not contain any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make such information not misleading; all information furnished in writing by or on behalf of such Selling Shareholder for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) is and will be true, complete and correct in all material respects; and such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder under this Agreement by any material information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

          (ii)  Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

          (iii)  Holdings Distribution. Prior to the Closing Time, Frontenac VII Limited Partnership shall cause Holdings to distribute to such Selling Shareholder a number of shares of Common Stock which, after giving effect to the Reverse Split, is equal to or greater than the number of shares of Common Stock which such Selling Shareholder has agreed to sell to the Underwriters pursuant to this Agreement; and not later than noon (New York City time) on the second business day preceding the Closing Time, such Selling Shareholder shall deliver to Wachovia Bank, N.A., as registrar and transfer agent (the "Transfer Agent"), the number of shares of Common Stock to be sold by such Selling Shareholder to the Underwriters pursuant to this Agreement; and Frontenac VII Limited Partnership has full right, power and authority, pursuant to the Organizational Documents of Holdings, to cause Holdings to distribute shares of Common Stock to such Selling Shareholder as contemplated by this paragraph. Prior to the Closing Time, such Selling Shareholder shall deliver to the Representatives lock-up agreements substantially in the form attached as Exhibit B-1 to this Agreement (provided that such lock-up agreements shall be reasonably satisfactory in form and substance to Wachovia) executed by Michael Lee, David Wilcox and Al Nashman and any other person or entity who shall have received any Common Stock or other capital stock of the Company pursuant to the Holdings Transactions.

          (iv)  Good Standing. Such Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

          (v)  Power and Authority. Such Selling Shareholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder under this Agreement, subject to the pledge and security interest under the Existing Credit Facility (which pledge and security interest will be released prior to the delivery of the Securities to the Underwriters at the Closing Time).

          (vi)  Non-Contravention. The execution, delivery and performance of this Agreement by such Selling Shareholder and the consummation of the transactions contemplated by this Agreement (including the sale and delivery of the Securities to be sold by such Selling Shareholder pursuant to this Agreement), and compliance by such Selling Shareholder with its obligations under this Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Securities to be sold by such Selling Shareholder under this Agreement or any other property or assets of such Selling Shareholder pursuant to, (A) any Company Documents or Telecom Documents to which such Selling Shareholder or Holdings is a party or by which such Selling Shareholder or Holdings may be bound, (B) the Existing Credit Agreement or the New Credit Agreement or (C) any other contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Selling Shareholder or Holdings is a party or by which such Selling Shareholder or Holdings may be bound except (solely in the case of documents referred to in clause (C) above) for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances (other than liens, charges or encumbrances on or affecting any of the Securities to be sold by such Selling Shareholder under this Agreement) that would not cause a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Selling Shareholder, whether or not arising in the ordinary course of business (a "Selling Shareholder Material Adverse Effect"), or adversely affect such Selling Shareholder's ability to perform its obligations under this Agreement, nor will such action result in any violation of the provisions of the Organizational Documents of such Selling Shareholder or Holdings or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or Holdings or any of their respective assets, properties or operations, except for such violations of such laws, statutes, rules or regulations as would not have a Selling Shareholder Material Adverse Effect and would not adversely affect such Selling Shareholder's ability to perform its obligations under this Agreement.

        (vii)  Ownership and Transfer of Securities. (A) At all times until the time of the Preferred Stock Exchange and the Reverse Split, Holdings will be the sole legal, beneficial and record owner of such number of shares of Common Stock and 8.5% Cumulative Preferred Stock, par value $.01 per share (the "8.5% Preferred Stock"), of the Company as will be sufficient, after giving effect to the Telecom Merger, the Preferred Stock Exchange and the Reverse Split, to permit Holdings to distribute to such Selling Shareholder a number of shares of Common Stock equal to or greater than the number of shares of Common Stock to be sold by such Selling Shareholder to the Underwriters pursuant to this Agreement, and such shares will at all such times be owned by Holdings free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or equity of any kind, other than a security interest in and pledge of such shares to secure borrowings and other amounts due under the Existing Credit Agreement (which security interest and pledge will be released prior to the delivery of the Securities to the Underwriters at the Closing Time) and other than pursuant to this Agreement; (B) immediately after giving affect to the Preferred Stock Exchange and the Reverse Split, Holdings will be the sole legal, beneficial and record owner of the Securities to be sold by such Selling Shareholder under this Agreement; (C) at the Closing Time and at each Date of Delivery (if any), and immediately prior to and at the time that the Securities to be sold by such Selling Shareholder to the Underwriters at the Closing Time or such Date of Delivery (if any), as the case may be, are delivered to the Underwriters pursuant to this Agreement, such Selling Shareholder will be the sole legal, beneficial and record owner of such Securities, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or equity of any kind (including, without limitation, any security interest, pledge or lien arising under or pursuant to, or securing borrowings or other amounts due under, the Existing Credit Agreement), other than pursuant to this Agreement, and, without limitation to the foregoing, appropriate termination statements under the Uniform Commercial Code shall have been filed in all offices and jurisdictions where financing statements under the Uniform Commercial Code were filed in connection with any pledge of, security interest in or other lien on any such Securities or any other capital stock of the Company owned by Holdings or such Selling Shareholder created under or pursuant to, or securing borrowings or other amounts due under, the Existing Credit Agreement; and (D) upon payment of the consideration set forth in this Agreement for the Securities to be sold by such Selling Shareholder, the registration of the Securities in the name of Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC"), and the crediting of the Securities on the records of DTC to security accounts in the name of the Underwriters (assuming that no such Underwriter has notice of an "adverse claim" (within the meaning of Section 8-102(a)(1) of the Uniform Commercial Code of the State of New York (the "UCC")) with respect to any "security entitlement" in respect of such Securities), each of the Underwriters will acquire a "securities entitlement" (within the meaning of UCC Section 8-102(a)(17) of the UCC) to the Securities to be

  sold by such Selling Shareholder under this Agreement, and no action based on any "adverse claim" (as defined in Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such Securities.

        (viii)  Absence of Rights of First Refusal. The Securities to be sold by such Selling Shareholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to acquire or purchase any such Securities arising under any written instrument or agreement to which such Selling Shareholder or Holdings is a party or by which such Selling Shareholder or Holdings is bound (other than this Agreement) or, to the knowledge of such Selling Shareholder, otherwise.

          (ix)  Absence of Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (x)  Absence of Further Requirements. No filing with, or authorization, approval, consent, vote, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, or of Holdings or any of its unitholders or members, or of any creditor of such Selling Shareholder, is necessary or required for, and such Selling Shareholder does not require any authorization, approval, consent or vote of any stockholder, partner, member or securityholder of or holder of an equity interest in such Selling Shareholder, for or in connection with, the distribution by Holdings to such Selling Shareholder of the shares of Common Stock contemplated by Section 1(b)(iii) above, the execution or delivery by such Selling Shareholder of, or the performance by such Selling Shareholder of its obligations under, this Agreement, the sale and delivery by such Selling Shareholder of the Securities to be sold by it under this Agreement or the consummation by such Selling Shareholder of the other transactions contemplated by this Agreement, except in each such case as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws.

          (xi)  Restriction on Sale of Securities. Such Selling Shareholder will not, without the prior written consent of Wachovia, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of (or enter into any swap or any other agreement or transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the such Selling Shareholder or any person or entity controlled by or acting on behalf of such Selling Shareholder or any person in privity with such Selling Shareholder or any person or entity controlled by or acting on behalf of such Selling Shareholder), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission promulgated thereunder (the "1934 Act Regulations") with respect to, any shares of Common Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for any such Common Stock or other capital stock, whether now owned or hereafter acquired by such Selling Shareholder or with respect to which such Selling Shareholder has or hereafter acquires the power of disposition, for a period beginning on and including the date of this Agreement through and including the date which is 180 days after the date of this Agreement (the "Lock-Up Period") or publicly announce an intention to effect any such transaction during the Lock-Up Period, except that the foregoing provisions of this paragraph shall not apply to (A) the Securities sold by such Selling Shareholder pursuant to this Agreement, (B) shares of Common Stock distributed by such Selling Shareholder to any of its partners who have theretofore executed and delivered to Wachovia a lock-up agreement substantially in the form attached as Exhibit B-1 to this Agreement (provided that such agreement shall be reasonably satisfactory in form and substance to Wachovia), or (C) the transfer of Common Stock by gift to any person or entity, provided that (1) prior to or contemporaneously with such transfer, the transferee executes and delivers to Wachovia an agreement substantially in the form of Exhibit B-1 hereto (provided that such agreement shall be reasonably satisfactory in form and substance to Wachovia), (2) neither the transferor or the transferee shall publicly disclose the transfer, except to the extent required by law, and (3) neither the transferor nor the transferee shall be required to file, or shall file, a Form 3, Form 4 or Form 5 with the Commission during the Lock-Up Period in connection with such transfer.

        (xii)  Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement at the Closing Time, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by such Selling Shareholder with signatures guaranteed and a duly executed Internal Revenue Service Form W-9, will be delivered to the Transfer Agent no later than noon (New York City time) on the second business day proceeding the Closing Time.

        (xiii)  Absence of Preemptive Rights. Except as described in the Prospectus, neither such Selling Shareholder nor Holdings has any preemptive rights, rights of first refusal or other similar rights to purchase any of the Securities that are to be sold by the Company or any of the other Selling Shareholders pursuant to this Agreement and such Selling Shareholder hereby waives (on its own behalf and on behalf of Holdings) any and all such preemptive rights, rights of first refusal or other similar rights (such waiver being made for the benefit of the Underwriters, the Company and the other Selling Shareholders); and, except for shares of Common Stock that are owned or that, upon consummation of the Holding Transactions, will be owned by such Selling Shareholder and are accurately described in the Prospectus, such Selling Shareholder does not own or hold (directly or indirectly, actually or beneficially) any Common Stock or other capital stock of the Company or any securities convertible into or exchangeable or exercisable for or repayable with any such Common Stock or other capital stock of the Company, and does not have any right or arrangement to acquire any Common Stock or other capital stock, rights, warrants, options or other securities of the Company.

        (xiv)  General Partner; Managing Member. Frontenac Company VII, L.L.C. (the "General Partner") is the general partner of such Selling Shareholder and a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware. Frontenac VII Limited Partnership is the sole managing member of Holdings.

        (xv)  Holdings Transactions. Frontenac VII Limited Partnership will cause Holdings to effect the Holdings Transactions on the terms contemplated by this Agreement and the Prospectus.

        (xvi)  Subsidiaries. Such Selling Shareholder does not have any subsidiaries (it being understood that neither the Company nor any other portfolio company in which such Selling Shareholder has acquired an equity interest as part of its business as an investment partnership shall be deemed a subsidiary of such Selling Shareholder).

        (c)  Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

        SECTION 2.    Sale and Delivery to Underwriters; Closing.

        (a)  Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Company and the Selling Shareholders, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule B, that proportion of the number of Initial Securities set forth in Schedule E opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

        (b)  Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders, severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to the respective numbers of additional shares of Common Stock set forth in Schedule F opposite the name of the Company and the Selling Shareholders at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, the Company and each of the Selling Shareholders, severally not jointly, will sell to the Underwriters that proportion of the number of Option Securities then being purchased which the number of Option Securities set forth in Schedule F opposite the name of the Company or such Selling Shareholder, as the case may be, bears to the total number of Option Securities set forth in Schedule F, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

        (c)  Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 94104, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the

Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

        Payment shall be made to each Selling Shareholder by wire transfer or intra-bank transfer of immediately available funds to a single bank account designated by such Selling Shareholder, and payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Wachovia, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (d)  Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        (e)  Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Legg Mason Wood Walker, Incorporated as, and Legg Mason Wood Walker, Incorporated hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD with respect to the offering and sale of the Securities and, in acting as such "qualified independent underwriter," Legg Mason Wood Walker, Incorporated agrees to undertake the legal responsibilities and liabilities of an underwriter under the 1933 Act, specifically including those inherent in Section 11 thereof.. Legg Mason Wood Walker, Incorporated, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

        SECTION 3.    Covenants of the Company.  The Company covenants with each Underwriter as follows:

          (a)  Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The

  Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b)  Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

          (c)  Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent that such document filed pursuant to EDGAR may contain certain "tags", may omit certain graphics and may contain certain changes in format as permitted by the rules and regulations of the Commission and except to the extent otherwise permitted by Regulation S-T.

          (d)  Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent that such document filed pursuant to EDGAR may contain certain "tags", may omit certain graphics and may contain certain changes in format as permitted by the rules and regulations of the Commission and except to the extent otherwise permitted by Regulation S-T.

          (e)  Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the

  Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f)    Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g)  Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h)  Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds." Without limitation to the foregoing, contemporaneously with the issuance and sale of the Securities to the Underwriters at the Closing Time, the Company will apply a portion of the net proceeds it receives from the sale of the Securities to repay all borrowings and other amounts payable under the Existing Credit Facility and to effect the Warrant Purchase, and will replace all letters of credit outstanding under the Existing Credit Facility with letters of credit issued under the New Credit Facility and will terminate the Existing Credit Facility.

          (i)    Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq Stock Market's National Market and will file with the Nasdaq Stock Market's National Market all documents and notices required by the Nasdaq Stock Market's National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq Stock Market's National Market.

          (j)    Restriction on Sale of Securities. The Company will not, without the prior written consent of Wachovia, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of (or enter into any swap or any other agreement or transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act and the 1934 Act Regulations with respect to, any shares of Common Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock of the Company, or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of this Agreement through and including the date which is 180 days after the date of this Agreement; provided, however, that (A) the Company may issue and sell Securities pursuant to this Agreement, (B) the Company may issue and sell Common Stock and options to purchase Common Stock pursuant to any employee stock option plan as in effect on the date of this Agreement, (C) the Company may issue Common

  Stock upon the exercise of stock options issued pursuant to any employee stock option plans as in effect on the date of this Agreement, (D) the Company may issue Common Stock pursuant to the Preferred Stock Exchange on the terms contemplated by the Prospectus and (E) the Company may file with the Commission a registration statement on Form S-8 in respect of the shares of Common Stock issuable under employee stock option plans as in effect on the date of this Agreement.

          (k)  Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (l)    Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430A Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) of the 1933 Act Regulations, copies of the Prospectus.

          (m)  Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities purchased by persons whose names are provided to the Company as contemplated by the following sentence will be restricted as required by the NASD or the NASD rules (including, without limitation, IM-2110-1 of the NASD) from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. Wachovia may provide the Company with the names of any proposed purchasers of Reserved Securities which the Representatives have concluded are to be subject to such restrictions and the Company will direct the transfer agent to place a stop transfer restriction upon all Reserved Securities purchased by such persons for such period of time and will use its reasonable best efforts to cause each such person to enter into a written agreement, in form and substance satisfactory to the Representatives, whereby such person will agree not to sell, transfer, assign, pledge or hypothecate any such Reserved Securities for such period of time without the prior written consent of Wachovia. The Company will not release any such transfer restrictions without the prior written consent of Wachovia. Should the Company seek to release any of the Reserved Securities from such restrictions, the Company will request the written consent of Wachovia to such release and will reimburse Wachovia for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such request, it being understood and agreed by the Company that Wachovia may, in its sole and absolute discretion, withhold its consent to any such release.

          (n)  Compliance with Rule 463. The Company will comply with Rule 463 of the 1933 Act Regulations.

          (o)  Consummation of Transactions. The Company has consummated the Telecom Transactions and the Cashless Exercise, and will consummate the Preferred Stock Exchange, Reverse Split and Warrant Purchase, on the terms and at the times contemplated by this Agreement and the Prospectus.

        SECTION 4.    Payment of Expenses.

        (a)  Expenses. The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Shareholders under this Agreement (except for expenses payable by the Selling Shareholders pursuant to Section 4(b) hereof), including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties, taxes or charges payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company and the reasonable fees and disbursements of one firm of counsel for the Selling Shareholders, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters (provided that the fees and disbursements of counsel for the Underwriters payable by the Company pursuant to this clause (v) and pursuant to clauses (ix) and (xi) below shall not exceed $50,000 in the aggregate) in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with listing of the Securities for quotation on the Nasdaq Stock Market's National Market, (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities and the establishment and administration of the program for the sale of the Reserved Securities, (xii) the fees and disbursements of counsel to the Underwriters in connection with matters relating to the Independent Underwriter and its activities contemplated by this Agreement, and (xiii) the disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents delivered by the Company, the Selling Shareholders or counsel to the Company or the Selling Shareholders.

        (b)  Expenses of the Selling Shareholders. Each Selling Shareholder, severally, will pay the following expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement: (i) any stock or other transfer taxes and any stamp, capital or other duties, taxes or charges payable upon the sale or delivery of its Securities to the Underwriters, and (ii) underwriting discounts and commissions with respect to the Securities sold by it to the Underwriters.

        (c)  Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholders have made or may make for the allocation or sharing of expenses and costs among themselves.

        (d)  Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 5.    Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or of or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

          (a)  Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time (or the applicable Date of Delivery, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus containing the Rule 430A Information shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the time period prescribed by such Rule (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with Rule 430A), and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing or transmittal.

          (b)  Opinion of Counsel for Company. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of Shaw Pittman LLP, counsel for the Company, and of special Colorado counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibits A and D hereto, respectively and to such further effect as counsel to the Underwriters may reasonably request.

          (c)  Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood llp, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in clauses (i), (v)(A), (vi) (solely as to preemptive rights arising under the charter or by-laws of the Company or the Delaware General Corporation Law (the "DGCL")), (viii) through (x), inclusive, (xiii) (solely as to the information in the second paragraph under "Description of Capital Stock—Common Stock" and excluding the last sentence of such paragraph) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely without investigation, as to all matters governed by the laws of any jurisdictions other than the law of the State of New York, the DGCL and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and public officials.

          (d)  Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman, Vice Chairman, Chief Executive Officer or President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in Section 1 hereof are true and correct at and as of the Closing Time with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission. Such certificate shall expressly state that the term "subsidiaries," as used in such certificate, includes Telecom and any subsidiaries of Telecom, (v) neither the Registration Statement, as of its effective date or as of the Closing Time, nor the Prospectus, as of its date or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the information contained in the Registration Statement and the Prospectus fairly presents, in all material respects, the financial condition and results of operation of the Company and its consolidated subsidiaries.

          (e)  Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall (1) have received from Ernst & Young LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company, Statistica and of STA contained in the Registration Statement and the Prospectus and (2) from the chief financial officer of the Company a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of a type ordinarily included in accountants' "comfort letters" to underwriters with respect to any financial information and any information with respect to numbers or percentages of shares of capital stock contained in the Registration Statement or the Prospectus which were not covered by the letter of Ernst & Young LLP referred to in clause (1) of this paragraph.

          (f)    Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from each of Ernst & Young LLP and the chief financial officer of the Company a letter, each dated as of Closing Time and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date (if any) referred to shall be a date not more than three business days prior to Closing Time.

          (g)  Approval of Listing. At Closing Time and each Date of Delivery, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for quotation on the Nasdaq Stock Market's National Market, subject only to official notice of issuance.

          (h)  Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B-1 or, in the case of the agreement signed by Holdings, substantially in the form of Exhibit B-2 hereto, signed by each of the persons listed in Schedule D hereto. Prior to the Closing Time, the Representatives shall have received lock-up agreements substantially in the form of Exhibit B-1 hereto (which lock-up agreements shall be reasonably satisfactory in form and substance to Wachovia) signed by Michael Lee, David Wilcox and Al Nashman and each other person or entity who shall have received any shares of Common Stock or other capital stock of the Company pursuant to the Holdings Transactions. Prior to the Closing Time, the Representatives shall have received the written agreements signed by each of the Reserved Security Offerees who purchased Reserved Securities and who were requested to sign such agreements by Wachovia pursuant to Section 3(m) of this Agreement.

          (i)    Bank Waiver; New Credit Agreement. Prior to the date of this Agreement, the Representatives shall have received a copy of the Bank Waiver, signed by BACF and the lenders party to the Existing Credit Agreement, and the Bank Waiver shall be satisfactory in form and substance to the Representatives. Prior to the purchase of the Initial Securities by the Underwriters at the Closing Time, all security interests, pledges and other liens and other encumbrances on any of the Securities to be sold by the Selling Shareholders and created or arising under or pursuant to the Existing Credit Agreement shall have been terminated and the Representatives shall have received a letter from the agent bank under the Existing Credit Agreement to such effect. Contemporaneously with the purchase of the Initial Securities by the Underwriters at the Closing Time, the Company and the other parties thereto shall have executed and delivered the New Credit Agreement (including all related promissory notes, pledge agreements, security agreements, guarantees and other instruments or agreements to be entered into in connection therewith) and the New Credit Agreement shall be in full force and effect and shall be satisfactory in form and substance to the Representatives, and the Representatives shall have received true, complete and correct copies thereof, all security interests, pledges, mortgages and other liens on any collateral (including, without limitation, any Securities to be sold by the Selling Shareholders) securing borrowings and other amounts due under, or entered into in connection with or pursuant to, the Existing Credit Agreement shall have been released and the Existing Credit Agreement shall have been terminated; and, at the Closing Time, the Representatives shall have received (A) a letter from the agent bank under the Existing Credit Agreement to the effect that, upon repayment of all borrowings and other amounts due under the existing Credit Agreement, all security interests, pledges, mortgages and other liens on any collateral securing borrowings or other amounts due under the Existing Credit Agreement shall be automatically released, (B) evidence, in form and substance satisfactory to the Representatives, that the Company has repaid all borrowings and other amounts due, has replaced all letters of credit outstanding under and has terminated the Existing Credit Agreement and that appropriate termination statements shall have been filed under the Uniform Commercial Code in each office or jurisdiction where a financing statement was filed under the Uniform Commercial Code under or pursuant to, or to secure borrowings or other amounts due under, the Existing Credit Agreement, and (C) a certificate signed by the chief financial officer of the Company to the effect set forth in clause (B) of this paragraph.

          (j)    Opinion of Counsel for the Selling Shareholders. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Kirkland & Ellis, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (k)  Certificate of Selling Shareholders. At the Closing Time, the Representatives shall have received a certificate signed by each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder in Section 1 hereof are true and correct at and as of the Closing Time with the same force and effect as though expressly made at and as of the Closing Time and (ii) such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

          (l)    No Objection. Prior to the date of this Agreement, the NASD shall have confirmed in writing that it has no objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (m)  Stock Certificates; Tax Forms. No later than noon (New York City time) on the second business day immediately preceding the Closing Time, the Transfer Agent shall have received certificates for all of the Securities to be sold by the Selling Shareholders pursuant to this Agreement, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by such Selling Shareholders with signatures guaranteed, and a properly completed and executed United States Treasury Department Form W-9 or W-8 BEN (or other applicable form) from each of the Selling Shareholders.

          (n)  Holdings Transactions. Prior to the Closing Time, the Holdings Transactions shall have been consummated on the terms contemplated by this Agreement and the Prospectus.

          (o)  Telecom Transactions. Prior to the Closing Time, the Telecom Transactions shall have been consummated on the terms contemplated by this Agreement and the Prospectus and, prior to the Closing Time, the Representatives shall have received a certificate of merger or similar document, duly certified by the Secretary of State of the State of Delaware, evidencing the consummation of the Telecom Merger.

          (p)  Reverse Split; Preferred Stock Exchange. Prior to the Closing Time, the Company shall have effected the Reverse Split and the Preferred Stock Exchange on the terms contemplated by this Agreement and the Prospectus and shall have filed its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, such amended and restated certificate of incorporation shall reflect the capitalization and other terms and provisions described in the Prospectus under "Description of Capital Stock," and the Representative shall have received a copy such amended and restated certificate of incorporation, duly certified by the Secretary of State of the State of Delaware

          (q)  Exchange Agreements. Prior to the date of this Agreement, the Company shall have delivered copies of the Exchange Agreements to the Representatives and the Exchange Agreements shall be in full force and effect as of the Closing Time; prior to the date of this Agreement, the holder of the Shufro Warrants shall have effected the Cashless Exercise, the Company shall have issued shares of its Common Stock upon such Cashless Exercise on the terms contemplated by the Cashless Exercise Agreement and the Prospectus, and such holder shall have delivered to the Company the certificates evidencing the Shufro Warrants; and, prior to or concurrently with the purchase of the Initial Securities by the Underwriters at the Closing Time, the Warrant Purchase shall have been consummated on the terms contemplated by this Agreement and the Prospectus, the holder of the BofA Warrants shall have delivered the certificates evidencing the BofA Warrants to the Company, and all of the Warrants shall have ceased to be outstanding and neither the Company nor any of its subsidiaries shall have any outstanding warrants to purchase any of their capital stock.

          (r)  Waivers and Agreements. Prior to the Closing Time, all Waivers and Agreements shall have obtained by the Company in writing, and the Representatives shall have received signed or reproduced copies thereof, all of which shall be in form and substance satisfactory to the Representatives.

          (s)  Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company or by or on behalf of any Selling Shareholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

              (i)  Officers' Certificate. A certificate, dated such Date of Delivery, of the Chairman, Vice Chairman, Chief Executive Officer or President of the Company and of the chief financial or chief accounting officer of the Company, dated such Date of Delivery, to the same effect as the certificate delivered pursuant to Section 5(d) hereof but appropriately modified to refer to such Date of Delivery rather than to the Closing Time.

            (ii)  Opinion of Counsel for Company. The favorable opinion of Shaw Pittman LLP, counsel for the Company, and of special Colorado counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

            (iii)  Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin Brown & Wood llp, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

            (iv)  Bring-down Comfort Letter. A letter from Ernst & Young LLP and a letter from the chief financial officer of the Company, each in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the respective letters furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" (if any) in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

            (v)  Opinion of Counsel for Selling Shareholders. The favorable opinion of Kirkland & Ellis, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(j) hereof.

            (vi)  Certificate of Selling Shareholders. A certificate dated such Date of Delivery and signed by each Selling Shareholder to the same effect as the certificate referred to in Section 5(k) hereof but appropriately modified to refer to such Date of Delivery rather than to the Closing Time.

          (t)    Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company, the Selling Shareholders, Telecom and Holdings in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (u)  Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities on such Date of Delivery, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.    Indemnification.

        (a)  Indemnification by Company. (1) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

          (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wachovia), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (2)  In addition to and without limitation to the obligations of the Company to indemnify Legg Mason Wood Walker, Incorporated as an Underwriter, the Company agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Securities, including, without limitation, any and all expense, as incurred (including the fees and disbursements of counsel chosen by the Independent Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental body or agency, commenced or threatened, or any claim whatsoever based upon the Independent Underwriter's participation as "qualified independent underwriter" as aforesaid.

        (b)  Indemnification by Selling Shareholders. (1) Each Selling Shareholder severally agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and, provided further, that the indemnity agreement set forth in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such

Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense.

        (2)  In addition to and without limitation to the obligations of each Selling Shareholder to indemnify Legg Mason Wood Walker, Incorporated as an Underwriter, each Selling Shareholder severally agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(2) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c)  Indemnification by Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (d)  Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the respective indemnified parties shall be selected as follows: counsel to the Underwriters and all persons, if any, who control any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Wachovia; counsel to the Independent Underwriter and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Independent Underwriter; counsel to the Company, its directors, each of its officers who signed the Registration Statement and all persons, if any, who control the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company; and counsel to the Selling Shareholders shall be selected by Frontenac Masters VII Limited Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party or parties, as the case may be) also be counsel to the indemnified party or parties. In no event shall the indemnifying parties be liable for (i) the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, (ii) the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, (iii) the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (iv) the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Selling Shareholders, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (e)  Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (f)    Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of any Reserved Share Offeree to pay for and accept delivery of Reserved Securities which such Reserved Security Offeree agreed to purchase.

        (g)  Limitation on Selling Shareholders' Liability. The liability of each Selling Shareholder under such Selling Shareholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution provisions contained in this Section 6 and Section 7 hereof shall be limited to an amount equal to the aggregate net proceeds (before deducting expenses), as set forth on the cover of the Prospectus, received by such Selling Shareholder from the sale of the Securities (including any Option Securities) sold by such Selling Shareholder to the Underwriters.

        (h)  Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreements among the Company and the Selling Shareholders with respect to indemnification of each other.

        SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Selling Shareholders and the Underwriters agree that Legg Mason Wood Walker, Incorporated will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

        The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Independent Underwriter. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

        The provisions of this Section 7 shall not affect any agreements among the Company and the Selling Shareholders with respect to contribution between themselves.

        SECTION 8.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or of any Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or by or on behalf of any Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

        SECTION 9.    Termination of Agreement.

        (a)  Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time, and, in the case of a Date of Delivery which is after the Closing Time, the Representatives may terminate the obligation of the several Underwriters to purchase the relevant Option Securities on such Date of Delivery, in any such case (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Stock Market's National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Stock Market's National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in the commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

        (b)  Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a)  if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b)  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        SECTION 11.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at c/o Wachovia Securities, Inc., 7 St. Paul Street, Baltimore, Maryland 21202, attention of West Riggs; notices to the Company shall be directed to it at 8484 Westpark Drive, Suite 630, McLean, Virginia 22102, attention of Chief Financial Officer; and notices to the Selling Shareholders shall be directed to them in care of Frontenac Company, 135 South La Salle Street, Suite 3800, Chicago, Illinois 60603, Attention: Walter C. Florence, with a copy to Michael G. Timmers, Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601.

        SECTION 12.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and the Independent Underwriter and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Independent Underwriter and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives and the Selling Shareholders and their respective successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Independent Underwriter and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives and the Selling Shareholders and their respective successors and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 13.    GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 14.    Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,
SI INTERNATIONAL INC.
By:
Name: Ray J. Oleson Title: Chairman of the Board and Chief Executive Officer
FRONTENAC VII LIMITED PARTNERSHIP
By: Frontenac Company VII, L.L.C., its general partner
By:
Name: Title:
FRONTENAC MASTERS VII LIMITED PARTNERSHIP
By: Frontenac Company VII, L.L.C., its general partner
By:
Name: Title:

CONFIRMED AND ACCEPTED,
    as of the date first above written:

WACHOVIA SECURITIES, INC.
LEGG MASON WOOD WALKER, INCORPORATED
BB&T CAPITAL MARKETS, A DIVISION OF
    SCOTT & STRINGFELLOW, INC.

By: WACHOVIA SECURITIES, INC.

By	Authorized Signatory

For themselves and as Representative of the Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Wachovia Securities, Inc.
Legg Mason Wood Walker, Incorporated
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.

Total	•,000,000

A-1

SCHEDULE B

        1.    The initial public offering price per share for the Securities shall be $    •    .

        2.    The purchase price per share for the Securities to be paid by the several Underwriters shall be $    •    , being an amount equal to the initial public offering price set forth above less $    •    per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) of this Agreement shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities.

B-1

SCHEDULE C

Subsidiaries of the Company

Name	Jurisdiction of Organization	Jurisdictions Where Subsidiary is Required to Qualify as a Foreign Corporation
SI International Telecom Corporation	Delaware	Arizona, California, Colorado, Florida, Iowa, Nebraska, New Mexico, Texas, Utah, Virginia
SI International Application Development, Inc. (formerly known as Statistica, Inc.)	Maryland	Florida, Idaho, New Hampshire, Pennsylvania, Virginia
SI International Learning, Inc. (formerly known as WPI, Inc.)	Maryland	District of Columbia, Ohio
SI International Consulting, Inc. (formerly known as Noblestar Federal Systems, Inc.)	Delaware	California, District of Columbia, Virginia
SI International Engineering, Inc. (formerly known as System Technology Associates, Inc.)	Colorado	Arizona, California, Florida, Georgia, Maryland, Massachusetts, North Carolina, Oklahoma, Pennsylvania, South Carolina, Virginia

C-1

SCHEDULE D

List of Persons Subject to Lock-up

1.	Ray J. Oleson
2.	Oleson L.P.
3.	Walter J. Culver
4.	S. Bradford Antle
5.	Thomas E. Dunn
6.	Thomas E. Lloyd
7.	Gen. R. Thomas Marsh
8.	James E. Crawford
9.	Walter C. Florence
10.	Edward H. Sproat
11.	Jerry Ashworth
12.	SI International L.L.C.

D-1

SCHEDULE E

Number of Initial Securities to be Sold
Company	•
Selling Shareholders:
Frontenac VII Limited Partnership	•
Frontenac Masters VII Limited Partnership	•

Total	•,000,000

E-1

SCHEDULE F

Number of Option Securities Which may be Sold
Company	•
Selling Shareholders:
Frontenac VII Limited Partnership	•
Frontenac Masters VII Limited Partnership	•

Total	•,000,000

F-1

Exhibit A

FORM OF OPINION OF SHAW PITTMAN LLP

            (i)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii)  The Company has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

          (iii)  The Company is duly qualified as a foreign corporation to transact business and is in good standing in the Commonwealth of Virginia and in each other jurisdiction listed on Schedule A (such Schedule A, shall at a minimum, list the States of Colorado, Idaho, Kentucky and Maryland).

          (iv)  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the line items to the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances pursuant to the Underwriting Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company (including the Securities to be sold by the Selling Shareholders) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company arising under the charter or bylaws of the Company, the DGCL, any of the Company Documents or Telecom Documents or, to our knowledge, otherwise.

          (v)  (A) The Securities to be sold by the Company pursuant to the Underwriting Agreement have been duly authorized for issuance and sale to the Underwriters in accordance with the terms of the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and (B) no holder of the Securities is or will be subject to personal liability by reason of being such a holder under the charter or by-laws of the Company, the DGCL or, to our knowledge, otherwise.

          (vi)  The issuance of the Securities to be sold by the Company pursuant to the Underwriting Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company arising under the charter or bylaws of the Company, the DGCL, any of the Company Documents or Telecom Documents or, to our knowledge, otherwise, except for such rights of first refusal under Section 4H of the Company SPA which have been duly waived in writing by the parties entitled thereto.

        (vii)  Each subsidiary of the Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the corporate power and the corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in the jurisdictions indicated across from its name on Schedule B (such Schedule B, shall at a minimum, list the respective jurisdictions indicated with respect to such subsidiaries in Schedule C to the Underwriting Agreement); all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear (except for shares of such capital stock to be pledged to secure borrowings under the New Credit Agreement as described in the Prospectus) of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the issued and outstanding shares of capital stock of any subsidiary of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary arising under the Organizational Documents of such subsidiary, the DGCL, the Maryland General Corporation Law (the "MGCL"), the Colorado Corporate Code, any of the Company Documents or Telecom Documents or, to our knowledge, otherwise. As used in this letter, the term "subsidiary" includes, without limitation, Telecom and each of its subsidiaries, if any.

        (viii)  The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          (ix)  The Registration Statement, and any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; the Prospectus has been filed pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and, to our knowledge, no proceedings for that purpose have been instituted or are pending or are threatened by the Commission.

          (x)  The Registration Statement, including any Rule 462(b) Registration Statement, and the Prospectus and each amendment or supplement to the Registration Statement or the Prospectus (other than the financial statements and supporting schedules and other financial and statistical data included therein or omitted therefrom, as to which we express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (xi)  The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the DGCL, with any applicable requirements of the charter and by-laws of the Company and with any applicable requirements of the Nasdaq Stock Market's National Market.

        (xii)  To our knowledge, except as set forth in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

        (xiii)  The information in the Prospectus under the headings "Risk Factors—A substantial number of shares of our common stock will be eligible for sale in the near future, which could cause our common stock price to decline significantly," "Risk Factors—Provisions of our charter and bylaws and Delaware law make a takeover of our company more difficult," "Business—Government Contracting and Regulatory Processes," "Business—Laws and Regulations Affecting our Business," "Business—Legal Proceedings," "Related Party Transactions—Bridge Financings," "Description of Capital Stock" and "Shares Eligible for Future Sale," and the information in the Registration Statement under Item 14 and Item 15, in each case to the extent that it constitutes matters of law, summaries of laws, regulations or other legal matters, summaries of provisions of the Company's charter or bylaws or of other instruments or agreements, summaries of legal proceedings, or legal conclusions, has been reviewed by us and fairly and accurately summarizes the matters referred to therein in all material respects.

        (xiv)  All descriptions in the Registration Statement and the Prospectus of contracts and other documents to which the Company or any of its subsidiaries is a party (including, without limitation, stock option and other employee benefit plans and employment agreements and the New Credit Agreement) are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

        (xv)  To our knowledge, neither the Company nor any subsidiary is in any violation of its Organizational Documents and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

        (xvi)  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder of the Company or of Telecom, and (C) to our knowledge, no authorization, approval, vote or other consent of any other person or entity, is or was necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement by the Company, for the offering, issuance, sale or delivery of the Securities, for the performance by the Company of its obligations under the Underwriting Agreement, or for the consummation of the Telecom Transactions, Preferred Stock Exchange, Reverse Split, Cashless Exercise or Warrant Purchase, in each case on the terms contemplated by this Agreement and the Prospectus, except such as have already been obtained under the 1933 Act or the 1933 Act Regulations, such as had been (prior to the time of the applicable transaction) or have been, as the case may be, otherwise obtained or such as may be required under state securities laws, as to which we express no opinion.

      (xvii)  The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and the Registration Statement (including the offering, issuance and sale of the Securities, the Telecom Transactions, the Reverse Split, the Preferred Stock Exchange, the Holdings Transactions, Cashless Exercise and the Warrant Purchase, and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, (x) any Company Document or any Telecom Document or (y) any other contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any subsidiary is subject (except, solely in the case of documents referred to in clause (y) above, for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect) nor will such action result in any violation of the provsions of the Organizational Documents of the Company or any subsidiary or any applicable law, statute, rule regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

      (xviii)  The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

        (xix)  The New Credit Agreement has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; upon payment of all outstanding amounts under the Existing Credit Agreement, all security interests, pledges, mortgages and other liens on any collateral (including, without limitation, any Securities to be sold by the Selling Shareholders) securing borrowings and other amounts due under the Existing Credit Agreement will be released (and, without limitation of the foregoing, appropriate termination statements under the Uniform Commercial Code will be filed in each office or jurisdiction where a financing statement was filed in connection with any security interest, pledge, mortgage or other lien created under or pursuant to, or securing borrowings or other amounts due under, the Existing Credit Agreement) and the Existing Credit Agreement will be terminated.

        (xx)  The Telecom Transactions, Preferred Stock Exchange, Reverse Split, Cashless Exercise and Warrant Purchase have been consummated on the terms contemplated by the Underwriting Agreement and the Prospectus and Telecom is a wholly-owned subsidiary of the Company.

        (xxi)  The Telecom Merger and the Preferred Stock Exchange constituted tax-free reorganizations pursuant to Sections 368(a)(2)(E) and 368(a)(1)(E), respectively, of the Internal Revenue Code of 1986, as amended.

        Although we assume no responsibility for the factual accuracy or completeness of the statements (other than as set forth in (xiii) and (xiv) above) contained in the Registration Statement or the Prospectus, nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which we make no statement), at the time the Registration Statement, the Rule 462(b) Registration Statement (if applicable) or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the date of this opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        Such opinion shall be addressed to the Representatives and shall state that the Representatives and the Underwriters may rely upon such opinion. Such opinion shall state that the term "Registration Statement," as used therein, includes, if applicable, the Rule 430A Information. In rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the laws of the Commonwealth of Virginia, the Maryland General Corporation Law, the DGCL, and the federal laws of the United States of America, and shall further state that, insofar as such opinion concerns matters arising under or governed by the laws of the State of Colorado, such counsel has relied upon the opinion of special Colorado counsel to the Company delivered pursuant to the Underwriting Agreement. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit B-1

[Form of Lock-Up Agreement]

SI International, Inc.
Public Offering of Common Stock

                          , 2002

Wachovia Securities, Inc.
As Representative of the several Underwriters
7 St. Paul Street
Baltimore, MD 21202

Ladies and Gentlemen:

        This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among SI International, Inc., a Delaware corporation (the "Company"), certain stockholders of the Company to be named therein, and you, as representative or one of the representatives of a group of underwriters (the "Underwriters") to be named therein, relating to an underwritten public offering of common stock, par value $0.01 per share (the "Common Stock"), of the Company.

        In recognition of the benefit that such an offering will confer upon the undersigned, as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees that the undersigned will not, without the prior written consent of Wachovia Securities, Inc. ("Wachovia"), offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of (or enter into any swap or any other agreement or transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of the Underwriting Agreement through and including the date which is 180 days after the date of the Underwriting Agreement (the "Lock-Up Period"); provided that the foregoing provisions of this paragraph shall not apply to the transfer of Common Stock by gift, will or intestate succession to any person or entity, provided that (1) prior to or contemporaneously with such transfer, the transferee executes and delivers to Wachovia an agreement substantially in the form of this agreement (provided that such agreement shall be reasonably satisfactory in form and substance to Wachovia), (2) neither the transferor nor the transferee shall publicly disclose the transfer, except to the extent required by law, and (3) neither the transferor nor the transferee shall be required to file, or shall file, a Form 3, Form 4 or Form 5 with the Securities and Exchange Commission during the Lock-Up Period in connection with such transfer.

B-1-1

        If for any reason the Underwriting Agreement (i) is not fully executed by the parties thereto on or prior to December 31, 2002 or (ii) is terminated prior to the Closing Time (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated and the undersigned shall be released from the undersigned's obligations under the agreement set forth above.

        [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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        In witness whereof, the undersigned has executed and delivered this letter agreement as of the day and year set forth above.

Yours very truly,

Print Name:

B-1-3

Exhibit B-2

[Form of L.L.C. Lock-Up Agreement]

SI International, Inc.
Public Offering of Common Stock

                          , 2002

Wachovia Securities, Inc.
As Representative of the several Underwriters
7 St. Paul Street
Baltimore, MD 21202

Ladies and Gentlemen:

        This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among SI International, Inc., a Delaware corporation (the "Company"), certain stockholders of the Company to be named therein (the "Selling Shareholders") and you, as representative or one of the representatives of a group of underwriters (the "Underwriters") to be named therein, relating to an underwritten public offering of common stock, par value $0.01 per share (the "Common Stock"), of the Company.

        In recognition of the benefit that such an offering will confer upon the undersigned, as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees that the undersigned will not, without the prior written consent of Wachovia Securities, Inc. ("Wachovia"), offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of (or enter into any swap or any other agreement or transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition for a period beginning on and including the date of the Underwriting Agreement through and including the date which is 180 days after the date of the Underwriting Agreement (the "Lock-Up Period") or publicly announce an intention to effect any such transaction during the Lock-Up Period; provided that the foregoing provisions of this paragraph shall not apply to (A) shares of preferred stock of the Company delivered to the Company in exchange for shares of Common Stock pursuant to the Exchange Agreement between the undersigned and the Company, (B) shares of Common Stock distributed by the undersigned to any of its members or unitholders who have theretofore executed and delivered to Wachovia a lock-up agreement substantially in the form attached as Exhibit B-1 to the Underwriting Agreement (provided that such agreement shall be reasonably satisfactory in form and substance to Wachovia), except that the undersigned may distribute up to an aggregate of 475 shares of Common Stock to Northwestern University pursuant to this clause (B) without requiring that Northwestern University execute such a lock-up agreement, or who are Selling Shareholders or (C) the

B-2-1

transfer of Common Stock by gift, will or intestate succession to any person or entity, provided that (1) prior to or contemporaneously with such transfer, the transferee executes and delivers to Wachovia an agreement substantially in the form of Exhibit B-1 to the Underwriting Agreement (provided that such agreement shall be reasonably satisfactory in form and substance to Wachovia), (2) neither the transferor nor the transferee shall publicly disclose the transfer, except to the extent required by law, and (3) neither the transferor nor the transferee shall be required to file, or shall file, a Form 3, Form 4 or Form 5 with the Securities and Exchange Commission during the Lock-Up Period in connection with such transfer.

        If for any reason the Underwriting Agreement (i) is not fully executed by the parties thereto on or prior to December 31, 2002 or (ii) is terminated prior to the Closing Time (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated and the undersigned shall be released from the undersigned's obligations under the agreement set forth above.

        [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

B-2-2

        In witness whereof, the undersigned has executed and delivered this letter agreement as of the day and year set forth above.

Yours very truly,
SI International L.L.C.
By:	Frontenac VII Limited Partnership, Managing Member
By:	Frontenac Company VII L.L.C., General Partner
By:	Name: Title:

B-2-3

Exhibit C

FORM OF OPINION OF KIRKLAND & ELLIS

          (i)  Each Selling Shareholder has duly authorized, executed and delivered the Underwriting Agreement.

        (ii)  Each Selling Shareholder is a limited partnership existing and in good standing under the Delaware Revised Uniform Limited Partnership Act. The General Partner is a limited liability company existing and in good standing under the Delaware Limited Liability Company Act.

        (iii)  Each Selling Shareholder is qualified to do business as a foreign limited partnership and is in good standing under the Illinois Business Corporation Act of 1983.

        (iv)  Each Selling Shareholder has limited partnership power to enter into and perform its obligations under the Underwriting Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder under the Underwriting Agreement.

        (v)  The execution and delivery of the Underwriting Agreement by each Selling Shareholder and the performance by each Selling Shareholder of its agreements in the Underwriting Agreement (including the sale of the Securities to be sold by each Selling Shareholder in accordance with the provisions of the Underwriting Agreement) do not and will not (i) violate the Organizational Documents of such Selling Shareholder, (ii) constitute a violation by such Selling Shareholder of any applicable provision of any law, statute or regulation of any governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder (except with respect to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Underwriting Agreement would be permitted, as to which we have not been requested to express and therefore we do not express an opinion), or (iii) breach, or result in a default under, any existing obligation of such Selling Shareholder under (A) any Other Specified Agreements or (B) any other agreement or instrument known to us (after inquiry of such Selling Shareholder) to which such Selling Shareholder is party or by which such Selling Shareholder is bound, except (solely in the case of clause (iii) (B) above) for such breaches or defaults which, individually or in the aggregate, would not materially adversely affect such Selling Shareholder's ability to perform its obligations under the Underwriting Agreement. The term "Other Specified Agreements" in the preceding sentence means the Company SPA, Company RRA, Company Stockholders Agreements, Existing Credit Agreement, Merger Agreement, Exchange Agreements and the Telecom Documents.

        (vi)  To our knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation by each Selling Shareholder of the transactions contemplated by the Underwriting Agreement, other than such consents, approvals, authorizations, orders, registrations or qualifications (a) as may be required under foreign securities or state "blue sky" laws in connection with the purchase and distribution of Securities by the Underwriters (as to which laws we express no opinion) or (b) as have been obtained.

      (vii)  Each Selling Shareholder is, immediately prior to the sale of the Securities to be sold by such Selling Shareholder to the Underwriters on the date of this opinion, the sole registered owner of the Securities to be sold by such Selling Shareholder. Upon payment for the Securities to be sold by each Selling Shareholder to the several Underwriters as provided in the Underwriting Agreement, the registration of such Securities in the name of Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC") and the crediting of such Securities on the records of DTC to security accounts in the name of the Underwriters (assuming neither DTC nor such Underwriter has notice of any "adverse claim" (as such term is defined in Section 8-102(a)(1) of the

C-1

Uniform Commercial Code as in effect in the State of New York (the "UCC")) to any "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Securities and (B) no action based on any "adverse claim" (as defined in Section 8-102(a)(1) of the UCC) to such security entitlement may be asserted against the Underwriters, it being understood that for purposes of this opinion, we have assumed that when such registration, payment, and crediting occur, (x) DTC will be a "securities intermediary" within the meaning of Section 8-102 of the UCC, and (y) appropriate entries to the securities account or accounts in the name of the Underwriters on the records of DTC will have been made pursuant to the UCC.

      (viii)  None of the Other Specified Agreements expressly provides for an option, warrant, put, call or right of first refusal to purchase or acquire any of the Securities to be sold by the Selling Shareholders pursuant to the Underwriting Agreement, other than such options, warrants, puts, calls or rights of first refusal that have been waived or terminated by the appropriate parties.

        Such opinion shall be addressed to the Representatives and shall state that the Representatives and the Underwriters may rely upon such opinion. In rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the laws of the States of Illinois and New York, the Delaware Limited Liability Company Act, the Delaware Revised Limited Partnership Act and the federal laws of the United States of America. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Selling Shareholders. Such opinion shall not state that it is to be governed or qualified by or that it is otherwise subject to any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

C-2

Exhibit D

FORM OF OPINION OF SPECIAL COLORADO COUNSEL

        (i)    SI International Engineering, Inc. (formerly known as System Technology Associates, Inc.), a Colorado corporation (the "Subsidiary"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

        (ii)  All of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable.

        (iii)  None of the outstanding shares of capital stock of the Subsidiary was issued in violation of any preemptive rights, rights of first refusal or similar rights of any securityholder of the Subsidiary arising under the Subsidiary's Organizational Documents, the laws of the State of Colorado or, to our knowledge, otherwise.

        In rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the laws of the State of Colorado and that, in rendering their opinion pursuant to the Purchase Agreement, Shaw Pittman LLP may rely upon such opinion of local counsel. In rendering such opinion, such local counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Subsidiary and the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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QuickLinks

Table of Contents
UNDERWRITING AGREEMENT
  SECTION 1. Representations and Warranties.
  SECTION 2. Sale and Delivery to Underwriters; Closing.
  SECTION 4. Payment of Expenses.
  SECTION 6. Indemnification.
  SECTION 9. Termination of Agreement.
SCHEDULE A
SCHEDULE B
SCHEDULE C Subsidiaries of the Company
SCHEDULE D List of Persons Subject to Lock-up
SCHEDULE E
SCHEDULE F
  Exhibit A
FORM OF OPINION OF SHAW PITTMAN LLP
  Exhibit B-1
[Form of Lock-Up Agreement] SI International, Inc. Public Offering of Common Stock
  Exhibit B-2
[Form of L.L.C. Lock-Up Agreement] SI International, Inc. Public Offering of Common Stock
  Exhibit C
FORM OF OPINION OF KIRKLAND & ELLIS
  Exhibit D
FORM OF OPINION OF SPECIAL COLORADO COUNSEL